UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2009

TARA MINERALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-143512	20-5000381
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2162 Acorn Court, Wheaton, IL 60187
(Address of principal executive offices, including zip code)

(630) 462-2079
Registrant’s telephone number, including area code)

N/A
(Former name or address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On June 25, 2009 the Company issued:

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93,486 shares of its common stock to Francis R. Biscan, Jr., an officer and director of the Company, for accrued and unpaid salary in the amount of $15,000;

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46,742 shares of its common stock to Clifford A. Brown, an officer and director of the Company, for accrued and unpaid salary in the amount of $7,500; and

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56,090 shares of its common stock to other persons in payment of accrued and unpaid salary in the amount of $9,000.

The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares.  The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company.  There was no general solicitation in connection with the offer or sale of the shares.  The persons who acquired these shares acquired them for their own accounts.  The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission or other form of remuneration was given to any person in connection with the sale of these shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 29, 2009

TARA MINERALS CORP.

                                                                                                                   By:/s/ Francis Richard Biscan Jr.

      Francis Richard Biscan, Jr., President

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